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                                                                   EXHIBIT 10.32

                    SETTLEMENT AGREEMENT AND GENERAL RELEASE

     This is a Settlement Agreement and General Release ("Agreement") between CalComp (as defined below) and Harold Simeroth ("Employee") and is effective when signed by both parties.

                     CALCOMP AND EMPLOYEE AGREE AS FOLLOWS:

     1.   Definitions:

          a. "CalComp," as used in this Agreement, includes CalComp Technology, Inc., a California corporation, its parent, subsidiaries, affiliates and divisions; the officers, directors, agents, representatives, attorneys and employees of each of them; and all predecessors, successors, heirs, administrators, executors and assigns of each of them.

          b. "Employee," as used in this Agreement, includes Employee and his/her heirs, administrators, executors, agents, representatives and assigns.

     2. This Agreement is a good faith settlement of an actual and/or potential dispute between CalComp and Employee and is entered into only for the purpose of resolving any differences and to avoid the burden, expense, delay and uncertainties of litigation and administrative actions. It is not an admission of fault, misconduct, or other wrongdoing by either CalComp or Employee, nor is it an admission that CalComp has committed any act of discrimination or violated any other Federal, State or Local law, regulation or ordinance (including, but not limited to, the Age Discrimination in Employment Act of 1967, commonly referred to as ADEA, or the Americans with Disabilities Act, commonly referred to as ADA), or that Employee's termination was unwarranted, unjustified, discriminatory or otherwise unlawful.

     3. Employee's Termination Date is February 13, 1998. Employee's last day worked is January 23, 1998. On the last day worked, CalComp will pay employee:

     (1)  All vacation earned through the Termination Date; and
     (2) 3 weeks of base pay as ordinary severance/termination pay in lieu of notice.

     When both parties have signed this Agreement, CalComp will pay Employee, as a lump sum, an amount equivalent to an additional forty weeks of his/her base salary/wages (less applicable withholding) as the full, complete and final settlement of all of Employee's claims and potential claims against CalComp as defined above, including but not limited to: wages, salary, overtime pay, back pay, reinstatement, pay in lieu of notice, commissions, bonuses, vacation, sick pay, benefits, insurance, business expense reimbursement, compensatory and punitive and liquidated damages, attorneys fees and other costs and expenses, one week of which is expressly consideration for waiver of potential ADEA claims. CalComp may offset from such additional amount any funds under any contract, Promissory Note, relocation agreement, expense reimbursement, or other obligation owed by Employee to CalComp, and will remit the remainder to the Employee.

     4. In the event Employee violates any provision of this Agreement or if any of the representations made by Employee herein were false when made, including but not limited to the waiver of claims provisions, CalComp may either
(a) rescind this Agreement and demand that Employee remit the entire sum specified in Paragraph 3, plus interest accrued at the rate of 10% per annum, within 10 calendar days after receipt of notice to do so from CalComp, or (b) demand and receive specific performance of this Agreement and recover all damages from Employee caused to CalComp by his/her breach of this Agreement, including any loss, cost, damage, or expense, including attorneys fees.

     5. Employee further agrees that as a condition of this Agreement, his/her employment relationship with CalComp has been permanently and irrevocably severed. Employee understands and expressly agrees that CalComp has no obligation, contractual or otherwise, to rehire, reemploy, recall or hire Employee in the future.

     6.   Additional Provisions.  Employee also agrees, for the total equivalent
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period of pay specified in Paragraph 3, in weeks, following the Termination
Date, to refund to CalComp any amount of such pay which represents pay for any period after he/she begins employment with any other CalComp company (mitigation of damages).

     7. In consideration of the payment by CalComp to Employee referenced in Paragraph 3 and the benefits referenced in Paragraph 11, and also any special provisions added to this Agreement, Employee hereby irrevocably and
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unconditionally releases and forever discharges CalComp of and from any and all actions, causes of actions, suits, debts, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, and expenses (including attorney's fees and other costs naturally occurred), of any nature whatsoever in law or equity, which he/she ever had, now has, or may hereinafter have against CalComp. Employee further agrees that he/she expressly waives any right to make any claim, file any action, or recover any damages or other relief in any legal proceeding against or from CalComp, and further agrees to forebear from filing any complaint, allegation, charge or lawsuit with respect to any matter, including but not limited to breach of contract, false claims, statutorily created employee rights, and claims under ADEA and ADA occurring prior to the effective date of this Settlement Agreement and General Release.

     8. CalComp encourages Employee to disclose the contents of this Agreement to, and discuss it with, his/her attorneys, accountants, tax advisors and immediate family.

     9. Employee acknowledges that this Agreement resolves, discharges and extinguishes all claims which he/she has against CalComp, whether known or
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unknown, and which accrue prior to or in connection with the execution of this
Agreement. Employee expressly waives any and all rights under Section 1542 of the California Civil Code, which reads as follows:

     "(Certain claims not affected by general release.)  A general release does
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     not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     10. This Agreement is the entire agreement between the parties and supersedes all prior negotiations, agreements and understandings regarding all matters (whether relating to or occurring during the hiring, employment or termination of Employee by CalComp). This Agreement is to be construed as a whole, according to its fair meaning and not strictly for or against any of the parties, excluding only such provisions as are specifically determined by any court to be illegal or invalid, and any such exclusion will not affect the validity of the remaining parts, terms or provisions.

     11. Employee's medical benefits will expire on February 28, 1998. If Employee is a member of the 401k Savings and/or Pension Plans, those benefits will terminate in accordance with the current provisions of the applicable plan. Employee will also have all rights required under the Consolidated Omnibus Budget Reconciliation Act of 1986 (commonly referred to as "COBRA"), including the right to continued group health care coverage for a limited period at Employee's expense. A notification of those rights, along with the applicable election forms, will be mailed to Employee within the applicable time.

     Both parties, by their signature below, acknowledge and represent that (a) they have carefully read this entire Agreement, have understood all of its provisions and have been afforded an opportunity to review this Agreement with their respective attorneys as desired, (b) they voluntarily accept all of the provisions of this Agreement, (c) no binding oral representations concerning the terms or effects of this Agreement have been made by the other party, and (d) this Agreement is being executed voluntarily and without duress or undue influence. This Agreement may not be signed by both CalComp and Employee on the same day. Employee can accept this offer only by signing and returning this form to CalComp within twenty-one (21) days of Employee's initial receipt of this offer. Even after signature, Employee may rescind (cancel) this agreement by returning the Agreement on or before THE 7TH DAY AFTER RECEIPT OF THE FUNDS, and by returning the funds paid to Employee for the release of all claims, and stating in writing that Employee wishes to cancel the Agreement.


CALCOMP TECHNOLOGY, INC.             EMPLOYEE

By: /s/ Kevin Coleman                By: /s/ Harold Simeroth
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Title: V.P. Human Resources
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Vice President - Human Resources     Date:   1/28/98
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Date: January 23, 1998
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